                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus pertaining to the Javelin Systems, Inc. 1996 Stock Incentive Award Plan of our report dated August 15, 1996, except as to Note 8, as to which the date is August 29, 1996, with respect to the financial statements and schedule of Javelin Systems, Inc. included in its Registration Statement (Form SB-2) for the registration of 850,000 shares of its common stock, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP

Orange County, California
June 13, 1997